Exhibit 99.1

NEWS

801 E. 86th Avenue
Merrillville, IN 46410

FOR IMMEDIATE RELEASE
October 27, 2004

FOR ADDITIONAL INFORMATION

Media	Investors
Kris Falzone	Dennis Senchak
Vice President, Corporate Communications	Vice President, Investor Relations
(219) 647-5581	(219) 647-6085
klfalzone@nisource.com	senchak@nisource.com

Carol Churchill	Randy Hulen
Director, Corporate Communications	Director, Investor Relations
(888) 696-0481	(219) 647-5688
cchurchill@nisource.com	rghulen@nisource.com

Rae Kozlowski
Manager, Investor Relations
(219) 647-6083
ekozlowski@nisource.com

NiSource reports third-quarter earnings

MERRILLVILLE, Ind. – NiSource Inc. (NYSE: NI) today reported income from continuing operations for the three months ended Sept. 30, 2004, of $21.5 million, or 8 cents per share (all per-share amounts are basic), compared with $23.5 million, or 9 cents per share, for the same period in 2003.

Net income for the third quarter of 2004 was $28.8 million, or 11 cents per share, compared with $15.4 million, or 6 cents per share, during the third quarter of 2003.

“Our core utility and pipeline businesses continue to deliver solid performance,” said Gary L. Neale, NiSource chairman, president and chief executive officer. “Mild weather during the summer cooling season in our northern Indiana electric market caused decreased usage by our residential and commercial electric customers, impacting earnings by 3 cents during the third quarter compared with normal weather. However, sales to industrial customers increased as the economy improved.”

Neale added that the weather impact to NiSource’s electric business followed warmer weather during the second quarter in the company’s gas distribution markets, which, as previously reported, reduced sales of natural gas to residential and commercial customers during that time period.

“Based on these factors, we are revising our earnings expectations for the year,” Neale said. “We now expect NiSource will deliver earnings per share from continuing operations of $1.60 for 2004, assuming normal weather and customer usage patterns through the remainder of the year.”

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NiSource reports third-quarter earnings

Operating income for the third quarter was $127.8 million in 2004, compared to $148.9 million in 2003. Significant items that impacted the respective quarters were as follows:

	3rd quarter 2004	3rd quarter 2003
	(In millions)	(In millions)
Net Revenues:
Weather (compared to normal)	$(15.6)	$(6.1)
Rate refunds	—	(3.0)
Gas costs and other changes	1.7	(12.4)
Legal settlement	5.1	—

Total Net Revenues Impact	$(8.8)	$(21.5)
Operation and Maintenance Expenses:
Environmental remediation	$—	$11.0
Insurance refunds	2.5	4.0
Legal and other reserve changes	(0.6)	6.8
Other	(1.4)	2.7

Total Operation and Maintenance Expenses Impact	$0.5	$24.5
Gain on sale of Columbia Service Partners, Inc.	$—	$16.2
Property and Sales Tax Adjustments	$—	$7.4

Total Impact - Operating Income	$(8.3)	$26.6

Excluding the above items, operating expenses declined when comparing the two periods, and operating income improved.

Neale noted that interest expense was $13.6 million lower compared with the year-ago period as a result of a quarter-over-quarter reduction in debt balances along with lower average long-term borrowing rates attributable to debt refinancings completed in 2003.

For the nine months ended Sept. 30, 2004, NiSource reported income from continuing operations of $273.3 million, or $1.04 per share, compared with $285.1 million, or $1.10 per share, in the same period of 2003. Net income for the first nine months of 2004 was $276.9 million, or $1.06 per share, compared with a net loss of $54.6 million, or a net loss of 21 cents per share, for the same period a year ago. NiSource recognized losses associated with discontinued operations during the 2003 period, resulting in the net loss reported for that period.

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NiSource reports third-quarter earnings

Third Quarter 2004 Operating Income

NiSource’s consolidated third quarter 2004 operating income was $127.8 million compared with $148.9 million for the same period in 2003. Operating income for NiSource’s business segments for the quarter ended September 30, 2004, is discussed below.

Gas Distribution Operations reported an operating loss of $35.7 million versus an operating loss of $27.2 million in the third quarter of 2003. Operating expenses for the third quarter 2004 were higher than 2003 due primarily to the comparable 2003 period being favorably impacted by a reversal of reserves. The current period was favorably impacted by a decrease in uncollectible expense largely attributable to the bad debt cost tracker that was approved for Columbia Gas of Ohio in December 2003, partially offset by an increase in employee and administrative expenses. Gas Distribution Operations’ throughput for the period increased by 12.7 MMDth to 124.5 MMDth, largely due to increased transportation sales.

Gas Transmission and Storage Operations reported operating income of $69.1 million, a $21.7 million decrease from the same period in 2003 due to increased operating expenses. The increase in operating expenses in the third quarter 2004 is attributable to higher employee and administrative expenses, primarily due to an increase in pension expense. The comparable 2003 period benefited from the reversal of $11.0 million in accrued expenses for environmental remediation, the reversal of a franchise tax reserve and the receipt of insurance proceeds.

Electric Operations reported operating income of $95.4 million, an increase of $5.9 million from the comparable period last year. Net revenue increased primarily due to increased revenue from environmental trackers. On a comparative basis, lower revenues resulting from cooler weather in the current period were mostly offset by reserves recorded for regulatory refunds in the third quarter of 2003. Operating expenses for the third quarter of 2004 decreased primarily due to lower property taxes.

The Other Operations segment reported an operating loss of $0.9 million in the third quarter of 2004, versus an operating loss of $12.3 million in the third quarter of 2003. This improvement is the result of the settlement of a lawsuit in the third quarter of 2004 and the effect of an accrual in the comparable period in 2003 for an unrelated lawsuit.

Corporate operating loss was $0.1 million versus operating income of $8.1 million for the third quarter 2003. The 2003 period was favorably impacted by a $16.2 million gain on the sale of Columbia Service Partners, Inc.

Other Items

Interest expense was $100.0 million for the third quarter of 2004, a decrease of $13.6 million from the same period in 2003, due mainly to lower long-term interest rates as a result of refinancing activity completed in 2003 and a quarter-over-quarter reduction in debt balances. Other, net decreased by $0.9 million as a result of decreased interest income in the 2004 period. Income taxes for the third quarter of 2004 were $6.7 million versus $13.1 million for the third quarter 2003, mainly resulting from lower pre-tax income and the reversal of a $5.7 million tax reserve.

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NiSource reports third-quarter earnings

Nine-Month Period 2004 Operating Income

Operating income was $727.9 million for the nine months ended September 30, 2004, compared with $797.0 million for the same period in 2003. Operating income for NiSource’s business segments for the nine months ended September 30, 2004, is discussed below.

Gas Distribution Operations operating income was $264.4 million, a decrease of $79.4 million versus the first nine months of 2003. The decrease in operating income was mainly attributable to lower net revenue as a result of warmer weather and lower non-traditional revenues in the nine months ended September 30, 2004 compared with the same period in 2003. Operating expenses increased for the first nine months of 2004 primarily due to higher employee and administrative expenses largely offset by reduced bad debt expense, while the comparable 2003 period benefited from insurance refunds, insurance reserve adjustments, and a revised allocation methodology of corporate employee and administrative expenses. Gas Distribution Operations throughput for the period increased by 28.1 MMDth to 654.4 MMDth, largely due to increased off-system and transportation sales, partially offset by reduced residential and commercial sales as a result of warmer weather during the first nine months of 2004 compared with the same period in 2003.

Gas Transmission and Storage Operations reported operating income of $254.0 million, a $35.4 million decrease from the comparable 2003 period. Both the nine-months ended September 30, 2004 and the comparable 2003 period reflect lower interruptible transmission service revenues than those that have been historically realized. Management has evaluated operational issues and market conditions and anticipates that there will be fewer opportunities for interruptible revenue on an ongoing basis. Operating expenses increased as a result of higher employee and administrative expenses in the nine months ending September 30, 2004 primarily due to an increase in pension expense. The comparable 2003 period benefited from the reversal of an accrual for environmental remediation and the reversal of a legal reserve.

Electric Operations reported operating income of $236.2 million, an increase of $30.0 million from the comparable period last year primarily from higher net revenues from environmental trackers, increased customer usage and the effect of regulatory refunds in the comparable 2003 period. These increases were partially offset by unfavorable weather for the nine months ended September 30, 2004. Operating expenses decreased due to the reduction of an accrual for estimated property tax expense.

The Other Operations segment reported an operating loss of $27.2 million in the first nine months of 2004, versus an operating loss of $36.6 million in the first nine months of 2003. The decrease in the operating loss is primarily the result of the reversal of a litigation reserve due to the settlement of a lawsuit in the third quarter 2004 and the accrual of litigation reserves for two unrelated issues in the comparable 2003 period.

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NiSource reports third-quarter earnings

Corporate operating income was $0.5 million, an improvement of $6.3 million from the comparable 2003 period. The improvement was due to a change in the allocation methodology of corporate costs in 2003 that led to higher employee and administrative expenses in the corporate segment, offset by lower employee and administrative expenses in the other segments for the 2003 period. The 2004 period was favorably impacted by a litigation settlement while the comparable 2003 period benefited from the reversal of a litigation reserve and a $16.2 million gain on the sale of Columbia Service Partners, Inc.

Other Items

Interest expense was $302.3 million for the first nine months of 2004 compared to $351.5 million for the first nine months of last year, a decrease of $49.2 million due mainly to lower long-term interest rates as a result of refinancing activity completed in 2003 and a year-over-year reduction in long-term debt and short term debt balances. Other, net decreased by $7.0 million as a result of decreased interest income in the 2004 period. Income taxes for the first nine months of 2004 were $154.4 million, a $12.5 million decrease from 2003, due to lower pre-tax income and the reversal of a tax reserve.

About NiSource

NiSource Inc. (NYSE: NI), based in Merrillville, Ind., is a Fortune 500 holding company engaged in natural gas transmission, storage and distribution, as well as electric generation, transmission and distribution. NiSource operating companies deliver energy to 3.7 million customers located within the high-demand energy corridor stretching from the Gulf Coast through the Midwest to New England. Information about NiSource and its subsidiaries is available via the Internet at www.nisource.com.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of NiSource Inc. and its management. Although NiSource believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Investors are cautioned that the forward-looking statements in this presentation are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: weather, fluctuations in supply and demand for energy commodities, growth opportunities for NiSource’s businesses, increased competition in deregulated energy markets, dealings with third parties over whom NiSource has no control, the regulatory process, regulatory and legislative changes, changes in general economic, capital and commodity market conditions, and counter-party credit risk.

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NiSource Inc.
Income Statement Data

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(in millions, except per share amounts)	2004	2003	2004	2003
Net Revenues
Gas distribution	$325.8	$274.0	$2,589.1	$2,563.4
Gas transmission and storage	199.8	189.2	753.1	753.5
Electric	305.0	328.2	841.1	854.6
Other	149.2	106.9	514.7	392.5

Gross Revenues	979.8	898.3	4,698.0	4,564.0
Cost of sales	389.4	321.0	2,499.5	2,315.3

Total Net Revenues	590.4	577.3	2,198.5	2,248.7

Operating Expenses
Operation and maintenance	283.5	273.0	891.5	874.9
Depreciation and amortization	125.9	123.1	378.9	372.6
Loss (Gain) on sale of assets	(0.1)	(16.2)	0.9	(14.9)
Other taxes	53.3	48.5	199.3	219.1

Total Operating Expenses	462.6	428.4	1,470.6	1,451.7

Operating Income	127.8	148.9	727.9	797.0

Other Income (Deductions)
Interest expense, net	(100.0)	(113.6)	(302.3)	(351.5)
Minority interests	—	—	—	(2.5)
Preferred stock dividends of subsidiaries	(1.1)	(1.1)	(3.3)	(3.4)
Other, net	1.5	2.4	5.4	12.4

Total Other Income (Deductions)	(99.6)	(112.3)	(300.2)	(345.0)

Income From Continuing Operations Before Income Taxes	28.2	36.6	427.7	452.0
Income Taxes	6.7	13.1	154.4	166.9

Income from Continuing Operations	21.5	23.5	273.3	285.1

Income from Discontinued Operations - net of taxes	8.9	6.1	5.2	1.3
Loss on Disposition of Discontinued Operations - net of taxes	(1.6)	(14.2)	(1.6)	(332.2)
Change in Accounting - net of tax	—	—	—	(8.8)

Net Income (Loss)	$28.8	$15.4	$276.9	$(54.6)

Basic Earnings (Loss) Per Share ($)
Continuing operations	0.08	0.09	1.04	1.10
Discontinued operations	0.03	(0.03)	0.02	(1.28)
Change in accounting	—	—	—	(0.03)

Basic Earnings (Loss) Per Share	0.11	0.06	1.06	(0.21)

Diluted Earnings (Loss) Per Share ($)
Continuing operations	0.08	0.09	1.03	1.09
Discontinued operations	0.03	(0.03)	0.02	(1.27)
Change in accounting	—	—	—	(0.03)

Diluted Earnings (Loss) Per Share	0.11	0.06	1.05	(0.21)

Dividends Declared Per Common Share	0.23	0.29	0.69	0.87

Basic Average Common Shares Outstanding (millions)	262.7	261.4	262.5	258.9
Diluted Average Common Shares (millions)	264.6	263.4	264.5	260.9

NiSource Inc.
Summary of Financial and Operating Data

Gas Distribution Operations

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(in millions)	2004	2003	2004	2003
Net Revenues
Sales Revenues	$330.7	$291.5	$2,636.5	$2,643.2
Less: Cost of gas sold	220.7	170.0	1,963.5	1,899.3

Net Sales Revenues	110.0	121.5	673.0	743.9
Transportation Revenues	68.7	54.7	327.2	321.4

Net Revenues	178.7	176.2	1,000.2	1,065.3

Operating Expenses
Operation and maintenance	142.8	137.4	471.8	456.6
Depreciation and amortization	48.2	47.2	144.5	142.7
Other taxes	23.4	18.8	119.5	122.2

Total Operating Expenses	214.4	203.4	735.8	721.5

Operating Income (Loss)	$(35.7)	$(27.2)	$264.4	$343.8

Revenues ($ in Millions)
Residential	193.8	164.9	1,644.7	1,720.0
Commercial	70.8	61.4	583.5	614.1
Industrial	27.6	28.4	146.3	138.9
Transportation	68.7	54.7	327.2	321.4
Off system sales	24.9	6.6	180.2	67.2
Other	13.6	30.2	81.8	103.0

Total	399.4	346.2	2,963.7	2,964.6

Sales and Transportation (MMDth)
Residential sales	13.8	13.2	151.2	164.0
Commercial sales	6.4	6.2	59.4	64.2
Industrial sales	4.1	3.5	17.5	15.6
Transportation	95.6	86.3	395.6	372.4
Off system sales	4.5	1.3	30.5	6.6
Other	0.1	1.3	0.2	3.5

Total	124.5	111.8	654.4	626.3

Heating Degree Days	33	66	3,191	3,437
Normal Heating Degree Days	58	58	3,196	3,178
% Colder (Warmer) than Normal	(43%)	14%	0%	8%
Customers
Residential			2,314,195	2,229,713
Commercial			211,649	206,600
Industrial			5,820	5,882
Transportation			725,572	783,964
Other			61	155

Total			3,257,297	3,226,314

NiSource Inc.
Summary of Financial and Operating Data (continued)

Transmission and Storage Operations

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(in millions)	2004	2003	2004	2003
Operating Revenues
Transportation revenues	$142.4	$145.1	$479.1	$480.1
Storage revenues	44.3	44.2	134.0	133.5
Other revenues	2.1	2.1	7.2	9.1

Total Operating Revenues	188.8	191.4	620.3	622.7
Less: Cost of gas sold	2.1	5.7	12.5	12.8

Net Revenues	186.7	185.7	607.8	609.9

Operating Expenses
Operation and maintenance	76.9	56.4	226.3	197.6
Depreciation and amortization	28.2	27.8	85.9	83.4
Loss (Gain) on sale of assets	(0.1)	(0.1)	0.2	0.1
Other taxes	12.6	10.8	41.4	39.4

Total Operating Expenses	117.6	94.9	353.8	320.5

Operating Income	$69.1	$90.8	$254.0	$289.4

Throughput (MMDth)
Columbia Transmission
Market Area	125.9	127.8	701.2	734.1
Columbia Gulf
Mainline	114.9	127.8	415.5	481.5
Short-haul	28.9	35.9	76.8	94.5
Columbia Pipeline Deep Water	4.1	1.5	12.8	4.9
Crossroads Gas Pipeline	9.2	9.1	29.7	25.2
Granite State Pipeline	3.5	2.1	23.1	23.1
Intrasegment eliminations	(116.6)	(127.6)	(415.3)	(464.2)

Total	169.9	176.6	843.8	899.1

NiSource Inc.
Summary of Financial and Operating Data (continued)

Electric Operations

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(in millions)	2004	2003	2004	2003
Net Revenues
Sales revenues	$303.3	$314.8	$831.6	$837.0
Less: Cost of sales	92.4	108.9	258.7	285.9

Net Revenues	210.9	205.9	572.9	551.1

Operating Expenses
Operation and maintenance	57.2	57.0	176.3	167.4
Depreciation and amortization	44.1	43.4	132.6	130.7
Other taxes	14.2	16.0	27.8	46.8

Total Operating Expenses	115.5	116.4	336.7	344.9

Operating Income	$95.4	$89.5	$236.2	$206.2

Revenues ($ in millions)
Residential	86.9	94.7	224.8	229.3
Commercial	78.8	84.0	222.4	220.4
Industrial	100.3	90.9	304.1	282.2
Wholesale	18.8	34.0	41.6	79.4
Other	18.5	11.2	38.7	25.7

Total	303.3	314.8	831.6	837.0

Sales (Gigawatt Hours)
Residential	923.7	1,008.1	2,372.4	2,436.8
Commercial	990.1	1,011.8	2,749.6	2,722.5
Industrial	2,295.3	2,176.4	6,960.7	6,655.3
Wholesale	504.2	911.8	1,063.6	2,205.2
Other	31.0	36.0	97.2	97.2

Total	4,744.3	5,144.1	13,243.5	14,117.0

Cooling Degree Days	377	459	582	572
Normal Cooling Degree Days	576	584	803	808
% Warmer (Cooler) than Normal	(35%)	(21%)	(28%)	(29%)
Electric Customers
Residential			389,878	386,227
Commercial			49,983	48,984
Industrial			2,518	2,548
Wholesale			26	19
Other			777	795

Total			443,182	438,573

NiSource Inc.
Summary of Financial and Operating Data (continued)

Other Operations (includes assets held for sale)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,

(in millions)	2004	2003	2004	2003
Net Revenues
Products and services revenue	$149.3	$97.5	$483.8	$334.6
Less: Cost of products purchased	134.0	90.4	462.5	315.1

Net Revenues	15.3	7.1	21.3	19.5

Operating Expenses
Operation and maintenance	12.1	17.2	34.9	43.8
Depreciation and amortization	3.0	2.4	8.9	8.6
Loss on sale of assets	—	—	0.7	1.1
Other taxes	1.1	(0.2)	4.0	2.6

Total Operating Expenses	16.2	19.4	48.5	56.1

Operating Loss	$(0.9)	$(12.3)	$(27.2)	$(36.6)

Corporate

	Three Months		Nine Months
	Ended September 30,		Ended September 30,

(in millions)	2004	2003	2004	2003
Operating Income (Loss)	$(0.1)	$8.1	$0.5	$(5.8)

	September 30,	December 31,
Other Information	2004	2003
Total Common Stock Equity	$4,503.3	$4,415.9
Shares Outstanding (thousands)	263,591	262,630
Book Value of Common Shares	$17.08	$16.81

NiSource Inc.
Summary of Financial and Operating Data (continued)

	September 30,	December 31,
(in millions)	2004	2003
	(unaudited)
ASSETS
Property, Plant and Equipment
Utility Plant	$16,124.5	$15,977.3
Accumulated depreciation and amortization	(7,203.6)	(7,095.9)

Net utility plant	8,920.9	8,881.4

Other property, at cost, less accumulated depreciation	458.0	409.3

Net Property, Plant and Equipment	9,378.9	9,290.7

Investments and Other Assets
Assets of discontinued operations and assets held for sale	19.2	20.7
Unconsolidated affiliates	96.3	113.2
Other investments	73.6	73.3

Total Investments	189.1	207.2

Current Assets
Cash and cash equivalents	40.4	27.3
Restricted cash	19.9	22.8
Accounts receivable (less reserve of $49.3 and $54.1, respectively)	318.3	546.3
Unbilled revenue (less reserve of $5.6 and $3.5, respectively)	76.6	268.0
Gas inventory	555.7	429.4
Underrecovered gas and fuel costs	185.6	203.2
Materials and supplies, at average cost	71.3	71.5
Electric production fuel, at average cost	26.5	29.0
Price risk management assets	113.3	74.3
Exchange gas receivable	168.3	174.8
Regulatory Assets	126.2	114.5
Prepayments and other	59.3	101.8

Total Current Assets	1,761.4	2,062.9

Other Assets
Price risk management assets	168.5	114.4
Regulatory assets	575.2	575.5
Goodwill	3,698.1	3,698.1
Intangible assets	522.1	527.2
Deferred charges and other	169.5	147.8

Total Other Assets	5,133.4	5,063.0

Total Assets	$16,462.8	$16,623.8

NiSource Inc.
Summary of Financial and Operating Data (continued)

	September 30,	December 31,
(in millions)	2004	2003
	(unaudited)
CAPITALIZATION AND LIABILITIES
Capitalization
Common Stock Equity	$4,503.3	$4,415.9
Preferred Stocks—
Series without mandatory redemption provisions	81.1	81.1
Long-term debt, excluding amounts due within one year	5,589.2	5,993.4

Total Capitalization	10,173.6	10,490.4

Current Liabilities
Current portion of long-term debt	368.0	118.3
Short-term borrowings	678.4	685.5
Accounts payable	295.1	496.6
Dividends declared on common and preferred stocks	61.7	1.8
Customer deposits	82.0	80.4
Taxes accrued	161.2	210.8
Interest accrued	140.9	82.4
Overrecovered gas and fuel costs	27.1	29.2
Price risk management liabilities	48.4	36.5
Exchange gas payable	249.8	290.8
Current deferred revenue	25.8	28.2
Regulatory liabilities	36.5	73.7
Accrued liability for postretirement and pension benefits	47.0	56.8
Other accruals	363.1	418.0

Total Current Liabilities	2,585.0	2,609.0

Other Liabilities and Deferred Credits
Price risk management liabilities	5.7	0.2
Deferred income taxes	1,639.1	1,595.9
Deferred investment tax credits	80.6	87.3
Deferred credits	61.3	72.7
Noncurrent deferred revenue	93.7	113.0
Accrued liability for postretirement and pension benefits	432.9	406.9
Preferred stock liabilities with mandatory redemption provisions	1.2	2.4
Regulatory liabilities and other removal costs	1,176.0	1,061.6
Other noncurrent liabilities	213.7	184.4

Total Other	3,704.2	3,524.4

Commitments and Contingencies	—	—

Total Capitalization and Liabilities	$16,462.8	$16,623.8

NiSource Inc.
Summary of Financial and Operating Data (continued)

Nine Months Ended September 30, (in millions)	2004	2003
Operating Activities
Net income (loss)	$276.9	$(54.6)
Adjustments to reconcile net income to net cash from continuing operations:
Depreciation and amortization	378.9	372.6
Net changes in price risk management activities	3.2	14.7
Deferred income taxes and investment tax credits	(5.9)	(4.8)
Deferred revenue	(21.7)	(7.3)
Amortization of unearned compensation	6.9	7.4
Loss (Gain) on sale of assets	0.9	(14.9)
Change in accounting	—	8.8
Income from unconsolidated affiliates	(1.1)	(0.4)
Loss from sale of discontinued operations	1.6	332.2
Income from discontinued operations	(5.2)	(1.3)
Amortization of discount/premium on debt	13.9	14.2
Other	(1.9)	(2.8)
Changes in assets and liabilities, net of effect from acquisitions of businesses:
Restricted cash	2.8	(17.0)
Accounts receivable and unbilled revenue	395.6	368.0
Inventories	(123.7)	(301.9)
Accounts payable	(196.4)	(100.4)
Customer deposits	1.7	8.2
Taxes accrued	(49.4)	(12.6)
Interest accrued	58.5	94.2
(Under) Overrecovered gas and fuel costs	15.5	44.7
Exchange gas receivable/payable	7.8	(222.9)
Other accruals	(38.2)	(28.4)
Prepayment and other current assets	41.1	41.0
Regulatory assets/liabilities	40.7	21.6
Postretirement and postemployment benefits	15.8	(59.1)
Deferred credits	(11.4)	(30.6)
Deferred charges and other noncurrent assets	(18.0)	12.4
Other noncurrent liabilities	25.5	(5.2)

Net Cash Flows from Continuing Operations	814.4	475.8
Net Cash Flows used for Discontinued Operations	—	(139.1)

Net Cash Flows from Operating Activities	814.4	336.7

Investing Activities
Capital expenditures	(382.3)	(365.9)
Proceeds from disposition of assets	5.9	437.7
Other investing activities	(5.7)	(12.5)

Net Cash Flows (used for) or from Investing Activities	(382.1)	59.3

Financing Activities
Issuance of long-term debt	—	845.6
Retirement of long-term debt	(235.8)	(552.7)
Change in short-term debt	(7.1)	(470.2)
Retirement of preferred shares	(1.2)	(345.0)
Issuance of common stock and capital contributed	11.1	350.8
Acquisition of treasury stock	(3.7)	(1.8)
Dividends paid - common shares	(182.5)	(223.9)

Net Cash Flows used for Financing Activities	(419.2)	(397.2)

Increase (decrease) in cash and cash equivalents	13.1	(1.2)
Cash and cash equivalents at beginning of year	27.3	31.1

Cash and cash equivalents at end of period	$40.4	$29.9

Supplemental Disclosures of Cash Flow Information
Cash paid for interest	231.8	245.8
Interest capitalized	1.9	2.8
Cash paid for income taxes	136.8	136.6

NiSource Inc.
Summary of Financial and Operating Data (continued)
Significant Items That Impacted Operating Income

3rd quarter 2004 (in millions)

	Gas	Transmission
	Distribution	and Storage	Electric	Other	Corporate	Total
Net Revenues:
Weather (compared to normal)	$(1.9)	$—	$(13.7)	$—	$—	$(15.6)
Other changes	(0.5)		2.2			1.7
Legal settlement				5.1		5.1

Total Net Revenues Impact	(2.4)	—	(11.5)	5.1	—	(8.8)
Operation and Maintenance Expenses:
Insurance refunds	1.0		1.5			2.5
Reserve changes	(0.4)		(0.2)			(0.6)
Other	(2.9)	(0.7)	(1.6)		3.8	(1.4)

Total O & M Expenses Impact	(2.3)	(0.7)	(0.3)	—	3.8	0.5

Total Impact - Operating Income	$(4.7)	$(0.7)	$(11.8)	$5.1	$3.8	$(8.3)

3rd quarter 2003 (in millions)

	Gas	Transmission
	Distribution	and Storage	Electric	Other	Corporate	Total
Net Revenues:
Weather (compared to normal)	$1.5	$—	$(7.6)	$—	$—	$(6.1)
Rate refunds			(3.0)			(3.0)
Gas costs and other charges	(8.9)	(0.8)	(2.7)			(12.4)

Total Net Revenues Impact	(7.4)	(0.8)	(13.3)	—	—	(21.5)
Operation and Maintenance Expenses:
Environmental remediation		11.0				11.0
Insurance refunds	2.0	2.0				4.0
Legal and reserve changes	6.9	0.3	1.3	(4.4)	2.7	6.8
Other	1.2	0.6	0.9			2.7

Total O & M Expenses Impact	10.1	13.9	2.2	(4.4)	2.7	24.5
Gain on sale of Columbia Service Partners, Inc.					16.2	16.2
Property and Sales Tax Adjustments	4.6	1.4		1.4		7.4

Total Impact - Operating Income	$7.3	$14.5	$(11.1)	$(3.0)	$18.9	$26.6